Exhibit 99.1

        The DIRECTV Group Announces First Quarter 2007 Results

            DIRECTV U.S. First Quarter Financial Highlights

    -- Net Subscriber Additions of 235,000 Driven by an Increase in Gross Additions and the Lowest Monthly Churn Rate in 3 Years of 1.44%

    -- Revenues Increase 11% to Over $3.5 Billion Fueled by a 5.2% Increase in Average Monthly Revenue Per Subscriber (ARPU) to $73.40



    EL SEGUNDO, Calif.--(BUSINESS WIRE)--May 9, 2007--The DIRECTV Group, Inc. (NYSE:DTV) today reported that first quarter revenues increased 15% to $3.91 billion and operating profit before depreciation and amortization(1) increased 54% to $930 million compared to last year's first quarter. The DIRECTV Group reported that first quarter 2007 operating profit increased 44% and net income increased 43% to $563 million and $336 million, respectively, when compared to the same period last year. Earnings per share were $0.27 compared with $0.17 in the same period last year.

    "First quarter results highlight DIRECTV U.S.' operating strength and ability to generate strong cash flow as indicated by the $343 million of cash flow before interest and taxes in the quarter. The increase in gross subscribers and the lowest churn rate in three years reflect the strength of DIRECTV's video service and improved competitive positioning in the marketplace. Particularly noteworthy was the significant growth in advanced products in the quarter, including the addition of nearly twice as many high definition, or HD, customers compared to the prior year," said Chase Carey, president and CEO of The DIRECTV Group, Inc.

    Carey continued, "The increased sales of HD and digital video recorders are driving favorable results for most of our key operating metrics. For example, the quarterly increase in gross subscriber additions to 929,000, the decline in monthly churn to 1.44% and the ARPU growth of over 5% to $73.40 were all favorably impacted by the significant increase in sales of advanced services. The strong subscriber and ARPU growth drove revenues to over $3.5 billion, up 11% over the prior year."

    Carey added, "Operating profit before depreciation and amortization of $869 million increased over 50% compared to last year primarily due to the capitalization of set-top boxes under the lease program implemented in March 2006. Upgrade and retention costs, including capitalized equipment, were higher than the prior year due to the increased number of customers upgrading to HD and DVR services, as well as converting to our new MPEG-4 HD equipment. As we've seen in recent quarters, investments in subscribers with advanced services continue to drive superior financial returns that are generally 2 to 3 times greater than subscribers without advanced services due to the significantly higher ARPU and lower churn generated from these households."

    Carey concluded, "It's very exciting to see the strong demand for HD services, particularly considering the fact that we plan to greatly expand our HD programming later this year. With the successful launch of DIRECTV 10--currently targeted to lift-off in late June--we remain on schedule to offer up to 100 HD channels by the end of this year. With this added capacity, we expect to offer significantly more HD channels than most of our competitors, providing DIRECTV with an important advantage in this rapidly growing market."

    THE DIRECTV GROUP'S OPERATIONAL REVIEW

    Lease Program. On March 1, 2006, DIRECTV U.S. introduced a set-top receiver lease program primarily to increase future profitability by providing DIRECTV U.S. with the opportunity to retrieve and reuse set-top receivers. Under this new program, set-top receivers are capitalized and depreciated over their estimated useful lives of three years. Prior to March 1, 2006, set-top receivers provided to new and existing DIRECTV U.S. subscribers were immediately expensed upon activation as a subscriber acquisition, upgrade or retention cost. The lease program is expected to result in a reduction in all of these costs. The amount of set-top receivers capitalized during the period is now reported in the DIRECTV U.S. Consolidated Statements of Cash Flows under the captions "Cash paid for subscriber leased equipment - subscriber acquisitions" and "Cash paid for subscriber leased equipment - upgrade and retention." The amount of cash DIRECTV U.S. paid during the quarter ended March 31, 2007 for leased set-top receivers totaled $406 million - $188 million for subscriber acquisitions and $218 million for upgrade and retention. By comparison, in March 2006 DIRECTV paid $86 million for leased equipment - $46 million for subscriber acquisitions and $40 million for upgrade and retention.


The DIRECTV Group                                      Three Months
                                                      Ended March 31,
                                                     -----------------
Dollars in Millions except Earnings per Common Share  2007     2006
----------------------------------------------------------------------
Revenues                                              $3,908   $3,386
----------------------------------------------------------------------
Operating Profit Before Depreciation and
 Amortization(1)                                         930      605
----------------------------------------------------------------------
Operating Profit                                         563      392
----------------------------------------------------------------------
Net Income                                               336      235
----------------------------------------------------------------------
Earnings Per Common Share ($)                           0.27     0.17
----------------------------------------------------------------------
Free Cash Flow(2)                                        309      170
----------------------------------------------------------------------


    First Quarter Review

    In the first quarter of 2007, The DIRECTV Group's revenues of $3.91 billion increased 15% over the same period in the prior year principally due to strong growth in average revenue per subscriber
(ARPU) and a larger subscriber base at DIRECTV U.S., as well as the consolidation of Sky Brazil's financial results due to the completion of the merger with DIRECTV Brazil on August 23, 2006.

    The 54% increase in operating profit before depreciation and amortization to $930 million and the 44% increase in operating profit to $563 million were mostly related to the DIRECTV U.S. business due primarily to increased capitalization of customer equipment under the lease program for both new and existing subscribers, as well as the consolidation of Sky Brazil's results. Also impacting the comparison was a $57 million gain recorded in the first quarter of 2006 reflecting the completion of DIRECTV Latin America's Sky Mexico transactions. The change in operating profit also reflects an increase in depreciation expense related to the set-top box lease program at DIRECTV U.S. and higher depreciation and amortization expense resulting from the Sky Brazil transaction.

    Net income increased to $336 million in the first quarter of 2007 primarily due to the changes in operating profit discussed above partially offset by higher income tax expense in the most recent quarter associated with the higher pre-tax income.

    SEGMENT FINANCIAL REVIEW

    DIRECTV U.S. Segment

    First Quarter Review


                                                      Three Months
DIRECTV U.S.                                         Ended March 31,
                                                   -------------------
Dollars in Millions except ARPU                      2007      2006
----------------------------------------------------------------------
Revenue                                              $3,539    $3,194
----------------------------------------------------------------------
Average Monthly Revenue per Subscriber (ARPU) ($)     73.40     69.75
----------------------------------------------------------------------
Operating Profit Before Depreciation and
 Amortization(1)                                        869       545
----------------------------------------------------------------------
Operating Profit                                        566       362
----------------------------------------------------------------------
Cash Flow Before Interest and Taxes(3)                  343       211
----------------------------------------------------------------------
Free Cash Flow(2)                                       262        48
----------------------------------------------------------------------
Subscriber Data (in 000's except Churn)
----------------------------------------------------------------------
Gross Subscriber Additions                              929       919
----------------------------------------------------------------------
Average Monthly Subscriber Churn                       1.44%     1.45%
----------------------------------------------------------------------
Net Subscriber Additions                                235       255
----------------------------------------------------------------------
Cumulative Subscribers                               16,188    15,388
----------------------------------------------------------------------


    The improvement in gross subscriber additions to 929,000 and average monthly churn to 1.44% were due in part to the increase in subscribers with HD and DVR services, resulting in net subscriber additions of 235,000 in the quarter. The total number of DIRECTV U.S. subscribers as of March 31, 2007 was 16.19 million, an increase of 5% over the 15.39 million subscribers reported on March 31, 2006.

    In the quarter, DIRECTV U.S. revenues increased 11% to $3.54 billion due to solid ARPU growth and the larger subscriber base. ARPU of $73.40 increased 5.2% compared to last year principally due to programming package price increases and higher lease, DVR, and HD fees.

    The first quarter 2007 operating profit before depreciation and amortization increased 59% to $869 million and operating profit increased 56% to $566 million primarily due to the greater amount of capitalized customer equipment. Including the cost of receivers capitalized under the lease program, operating profit before depreciation and amortization was essentially unchanged primarily due to the higher upgrade and retention costs related to the increased number of customers upgrading to HD and DVR services and converting to our new MPEG-4 HD equipment.

    DIRECTV Latin America Segment

    DIRECTV Latin America and Sky Consolidation. In August 2006, The DIRECTV Group completed the last of a series of transactions with News Corporation, Grupo Televisa, Globo and Liberty Media that strengthens the operating and financial performance of DIRECTV Latin America by combining the two platforms into a single platform in each of the major territories served in the region. In January 2007, The DIRECTV Group purchased Darlene's 14% ownership in DIRECTV Latin America, LLC, for $325 million in cash. As a result, The DIRECTV Group owns approximately 74% of the merged business in Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DIRECTV Latin America, had approximately 1.45 million subscribers as of March 31, 2007.


                                                      Three Months
DIRECTV Latin America                                Ended March 31,
                                                   -------------------
Dollars in Millions                                  2007      2006
----------------------------------------------------------------------
Revenue                                                $369      $193
----------------------------------------------------------------------
Operating Profit Before Depreciation and
 Amortization(1)                                         81        75
----------------------------------------------------------------------
Operating Profit (Loss)                                  16        44
----------------------------------------------------------------------
Net Subscriber Additions(4) (000's)                      88        62
----------------------------------------------------------------------
Cumulative Subscribers(4) (000's)                     2,799     1,655
----------------------------------------------------------------------
Churn(4)                                               1.40%     1.56%
----------------------------------------------------------------------


    First Quarter Review

    In the first quarter of 2007, DIRECTV Latin America's net subscriber additions increased 42% to 88,000 primarily due to subscriber growth in Brazil and Colombia. Also contributing to the net subscriber increase was a decline in aggregate churn from 1.56% to 1.40% in the current quarter. The total number of DIRECTV subscribers in Latin America as of March 31, 2007 increased 69% to 2.80 million compared to 1.66 million as of March 31, 2006. The increase was primarily due to the 869,000 subscribers added as a result of the merger with Sky Brazil in the third quarter of 2006, as well as the new subscribers added throughout the region over the past year.

    Revenues for DIRECTV Latin America increased 92% to $369 million in the quarter principally due to the consolidation of Sky Brazil's operations and continued subscriber growth at PanAmericana. The increase in DIRECTV Latin America's first quarter 2007 operating profit before depreciation and amortization to $81 million was primarily attributable to the consolidation of the Sky Brazil business and the gross profit generated from the higher revenues at PanAmericana. Also impacting the comparison was a non-cash gain of $57 million recorded in the first quarter of 2006 related to the completion of the transaction with Sky Mexico. DIRECTV Latin America's operating profit declined to $16 million as the higher operating profit before depreciation and amortization discussed above was more than offset by higher depreciation and amortization expense related to the tangible and intangible assets recorded as part of the Sky Brazil and Darlene transactions.


               CONSOLIDATED BALANCE SHEET AND CASH FLOW

The DIRECTV Group                             March 31,   December 31,
Dollars in Billions                             2007         2006
----------------------------------------------------------------------
Cash, Cash Equivalents & Short-Term
 Investments                                       $2.38        $2.67
----------------------------------------------------------------------
Total Debt                                          3.40         3.62
----------------------------------------------------------------------
Net Debt                                            1.03         0.95
----------------------------------------------------------------------


    The DIRECTV Group's consolidated cash and short-term investment balance of $2.38 billion declined by $292 million in the first quarter of 2007 mostly due to the purchase of Darlene's interest in DIRECTV Latin America for $325 million, the repayment of $210 million of outstanding debt at Sky Brazil and cash payments for share repurchases of $101 million. These payments were partially offset by free cash flow in the period of $309 million. Free cash flow was driven by cash flow from operations of $1.0 billion partially offset by cash paid for satellites and property and equipment of $690 million. Total debt decreased to $3.40 billion primarily due to the repayment of $210 million of outstanding debt at Sky Brazil.

    CONFERENCE CALL INFORMATION

    A live webcast of The DIRECTV Group's first quarter 2007 earnings call will be available on the company's website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today May 9, 2007, and will be archived on our website at www.directv.com/investor. Access to the earnings call is also available by dialing (973) 582-2751. The confirmation code is 8634491.

    FOOTNOTES

    (1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of The DIRECTV Group's and DIRECTV Holdings LLC's Annual Reports on Form 10-K for the year ended December 31, 2006 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

    (2) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions "Cash paid for property and equipment," "Cash paid for satellites," "Cash paid for subscriber leased equipment - subscriber acquisitions," and "Cash paid for subscriber leased equipment - upgrade and retention" from "Net cash provided by operating activities" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV's management uses free cash flow to evaluate the cash generated by DIRECTV's current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers and for additional capital expenditures. DIRECTV believes this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare DIRECTV's operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

    (3) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions "Cash paid for property and equipment," "Cash paid for satellites," "Cash paid for subscriber leased equipment - subscriber acquisitions" and "Cash paid for subscriber leased equipment - upgrade and retention" from "Net cash provided by operating activities" from the Consolidated Statements of Cash Flows and adding back net interest paid and "Cash paid for income taxes." This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV's management uses cash flow before interest and taxes to evaluate the cash generated by DIRECTV's current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers and for additional capital expenditures. DIRECTV believes this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare DIRECTV's operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

    (4) DIRECTV Latin America net subscriber additions exclude DIRECTV Latin America's subscriber activity in Mexico as well as the 869,000 subscribers acquired in August 2006 from Sky Brazil. DIRECTV Latin America churn also excludes DIRECTV Latin America's subscriber activity in Mexico. DIRECTV Latin America cumulative subscribers exclude subscribers of the Sky Mexico service but include the consolidated Sky Brazil subscribers.

    CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "estimate," "anticipate," "intend," "plan," "foresee," "project" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DTVLA operates; foreign currency exchange rates; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

    The DIRECTV Group (NYSE:DTV) is a world-leading provider of digital television entertainment services and is approximately 38 percent owned by News Corporation. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, The DIRECTV Group provides digital television service to more than 16 million customers in the United States, and more than 4 million customers in Latin America.


THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   -------------------

Revenues                                           $3,907.5  $3,385.6
----------------------------------------------------------------------

Operating Costs and Expenses
  Costs of revenues, exclusive of depreciation and
   amortization expense
    Broadcast programming and other                 1,624.7   1,399.2
    Subscriber service expenses                       301.9     248.2
    Broadcast operations expenses                      75.2      70.9
  Selling, general and administrative expenses,
   exclusive of depreciation and amortization
   expense
    Subscriber acquisition costs                      469.0     587.1
    Upgrade and retention costs                       232.5     295.1
    General and administrative expenses               274.4     237.2
    Gain on disposition of business                       -     (57.0)
  Depreciation and amortization expense               366.5     212.8
----------------------------------------------------------------------
Total Operating Costs and Expenses                  3,344.2   2,993.5
----------------------------------------------------------------------

Operating Profit                                      563.3     392.1

Interest income                                        36.7      47.2
Interest expense                                      (58.1)    (58.7)
Other, net                                              9.8      21.6
----------------------------------------------------------------------

Income Before Income Taxes and Minority
 Interests                                            551.7     402.2

Income tax expense                                   (215.0)   (160.7)
Minority interests in net earnings of
 subsidiaries                                          (0.3)     (6.3)
----------------------------------------------------------------------

Net Income                                           $336.4    $235.2
======================================================================

Basic and Diluted Earnings Per Common Share           $0.27     $0.17

Weighted average number of common shares
 outstanding (in millions)
    Basic                                           1,227.8   1,347.0
    Diluted                                         1,235.1   1,352.8


THE DIRECTV GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

                                              March 31,   December 31,
ASSETS                                          2007         2006
----------------------------------------------------------------------
Current Assets
Cash and cash equivalents                       $2,259.7     $2,499.0
Short-term investments                             117.8        170.2
Accounts receivable, net of allowances of
 $80.0 and $66.4                                 1,145.2      1,345.2
Inventories                                        177.3        147.9
Deferred income taxes                              131.0        166.0
Prepaid expenses and other                         223.0        227.3
----------------------------------------------------------------------

Total Current Assets                             4,054.0      4,555.6
Satellites, net                                  2,012.7      2,008.4
Property and Equipment, net                      2,848.7      2,444.8
Goodwill                                         3,708.3      3,515.0
Intangible Assets, net                           1,813.5      1,810.6
Investments and Other Assets                       825.7        806.7
----------------------------------------------------------------------

Total Assets                                   $15,262.9    $15,141.1
======================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------
Current Liabilities
Accounts payable and accrued liabilities        $2,774.6     $2,815.9
Unearned subscriber revenue and deferred
 credits                                           321.2        286.2
Short-term borrowings and current portion of
 long-term debt                                     10.8        220.4
----------------------------------------------------------------------

Total Current Liabilities                        3,106.6      3,322.5
Long-Term Debt                                   3,392.2      3,394.9
Deferred Income Taxes                              409.4        315.2
Other Liabilities and Deferred Credits           1,403.0      1,365.5
Commitments and Contingencies
Minority Interests                                     -         62.2
Stockholders' Equity                             6,951.7      6,680.8
----------------------------------------------------------------------

Total Liabilities and Stockholders' Equity     $15,262.9    $15,141.1
======================================================================


THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
----------------------------------------------------------------------
Cash Flows From Operating Activities
Net Income                                           $336.4    $235.2
Adjustments to reconcile net income to net cash
 provided by operating activities:
    Depreciation and amortization                     366.5     212.8
    Gain on disposition of business                       -     (57.0)
    Net gain from sale of investments                     -     (14.4)
    Share-based compensation expense                   12.4      11.2
    Equity in earnings from unconsolidated
     affiliates                                        (9.8)     (8.4)
    Deferred income taxes and other                   132.9     153.0
    Change in other operating assets and
     liabilities
      Accounts receivable, net                        200.0     165.2
      Inventories                                     (29.4)    (27.6)
      Prepaid expenses and other                        3.9     (30.9)
      Accounts payable and accrued liabilities        (71.6)   (188.7)
      Unearned subscriber revenue and deferred
       credits                                         35.0       3.2
      Other, net                                       22.4     (13.8)
----------------------------------------------------------------------
Net Cash Provided by Operating Activities             998.7     439.8
----------------------------------------------------------------------
Cash Flows From Investing Activities
Purchase of short-term investments                   (297.8) (1,163.4)
Sale of short-term investments                        350.2   1,477.5
Cash paid for property and equipment                 (635.6)   (213.7)
Cash paid for satellites                              (54.0)    (56.6)
Investment in companies                              (329.9)   (384.4)
Proceeds from sale of investments                         -     115.9
Other, net                                             12.6     (12.3)
----------------------------------------------------------------------
Net Cash Used in Investing Activities                (954.5)   (237.0)
----------------------------------------------------------------------
Cash Flows From Financing Activities
Repayment of debt                                    (212.5)        -
Net increase (decrease) in short-term borrowings        0.4      (0.6)
Repayment of other long-term obligations              (31.7)    (23.5)
Common shares repurchased and retired                (100.7) (1,779.3)
Stock options exercised                                54.6      24.2
Excess tax benefit from share-based compensation        6.4       1.5
----------------------------------------------------------------------
Net Cash Used in Financing Activities                (283.5) (1,777.7)
----------------------------------------------------------------------
Net decrease in cash and cash equivalents            (239.3) (1,574.9)
Cash and cash equivalents at beginning of the
 period                                             2,499.0   3,701.3
----------------------------------------------------------------------
Cash and cash equivalents at the end of the period $2,259.7  $2,126.4
----------------------------------------------------------------------

Supplemental Cash Flow Information
Cash paid for interest                                $54.7     $60.9
Cash paid for income taxes                             21.4       1.9


THE DIRECTV GROUP, INC.
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)

                                                      Three Months
                                                     Ended March 31,
                                                   -------------------
                                                     2007      2006
----------------------------------------------------------------------
DIRECTV U.S.
Revenues                                           $3,538.7  $3,193.5
Operating Profit Before Depreciation and
 Amortization(1)                                      868.7     544.6
Operating Profit Before Depreciation and
 Amortization Margin(1)                                24.5%     17.1%
Operating Profit                                   $  565.6  $  362.4
Operating Profit Margin                                16.0%     11.3%
Depreciation and Amortization                      $  303.1  $  182.2
Capital Expenditures(2)                               617.4     219.9

----------------------------------------------------------------------
DIRECTV LATIN AMERICA
Revenues                                           $  369.0  $  192.5
Operating Profit Before Depreciation and
 Amortization(1)                                       80.6      75.1
Operating Profit Before Depreciation and
 Amortization Margin(1)                                21.8%     39.0%
Operating Profit                                   $   16.3  $   43.5
Operating Profit Margin                                 4.4%     22.6%
Depreciation and Amortization                      $   64.3  $   31.6
Capital Expenditures(2)                                59.0      29.1

----------------------------------------------------------------------
CORPORATE and OTHER
Revenues                                           $   (0.2) $   (0.4)
Operating Loss Before Depreciation and
 Amortization(1)                                      (19.5)    (14.8)
Operating Loss                                        (18.6)    (13.8)
Depreciation and Amortization                          (0.9)     (1.0)
Capital Expenditures(2)                                 1.2         -

----------------------------------------------------------------------
TOTAL
Revenues                                           $3,907.5  $3,385.6
Operating Profit Before Depreciation and
 Amortization(1)                                      929.8     604.9
Operating Profit Before Depreciation and
 Amortization Margin(1)                                23.8%     17.9%
Operating Profit                                   $  563.3  $  392.1
Operating Profit Margin                                14.4%     11.6%
Depreciation and Amortization                      $  366.5  $  212.8
Capital Expenditures(2)                               677.6     249.0

======================================================================

(1) See footnote 1 above.

(2) Capital expenditures include cash paid and amounts accrued during the period for property, equipment and satellites.


DIRECTV HOLDINGS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   -------------------

Revenues                                           $3,538.7  $3,193.5
----------------------------------------------------------------------

Operating Costs and Expenses
  Costs of revenues, exclusive of depreciation and
   amortization expense
      Broadcast programming and other               1,483.4   1,331.5
      Subscriber service expenses                     279.9     236.7
      Broadcast operations expenses                    51.6      42.0
  Selling, general and administrative expenses,
   exclusive of depreciation and amortization
   expense
      Subscriber acquisition costs                    431.6     567.6
      Upgrade and retention costs                     226.2     293.1
      General and administrative expenses             197.3     178.0
  Depreciation and amortization expense               303.1     182.2
----------------------------------------------------------------------
Total Operating Costs and Expenses                  2,973.1   2,831.1
----------------------------------------------------------------------

Operating Profit                                      565.6     362.4

Interest income                                        21.0      14.4
Interest expense                                      (52.5)    (55.9)
Other expense                                          (0.7)     (0.6)
----------------------------------------------------------------------

Income Before Income Taxes                            533.4     320.3

Income tax expense                                   (208.2)   (122.4)
----------------------------------------------------------------------

Net Income                                           $325.2    $197.9
======================================================================


DIRECTV HOLDINGS LLC
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

                                              March 31,   December 31,
ASSETS                                          2007         2006
----------------------------------------------------------------------
Current Assets
Cash and cash equivalents                       $1,600.9     $1,355.7
Accounts receivable, net of allowances of
 $71.7 and $58.7                                 1,069.5      1,267.2
Inventories                                        173.0        140.3
Prepaid expenses and other                         166.7        145.8
----------------------------------------------------------------------

Total Current Assets                             3,010.1      2,909.0
Satellites, net                                  2,008.7      2,000.5
Property and Equipment, net                      2,421.2      2,026.5
Goodwill                                         3,031.7      3,031.7
Intangible Assets, net                           1,458.2      1,545.9
Other Assets                                       188.3        173.7
----------------------------------------------------------------------

Total Assets                                   $12,118.2    $11,687.3
======================================================================

LIABILITIES AND OWNER'S EQUITY
----------------------------------------------------------------------
Current Liabilities
Accounts payable and accrued liabilities        $2,411.2     $2,401.9
Unearned subscriber revenue and deferred
 credits                                           295.5        259.0
Current portion of long-term debt                   10.4         10.4
----------------------------------------------------------------------

Total Current Liabilities                        2,717.1      2,671.3
Long-Term Debt                                   3,392.2      3,394.9
Deferred Income Taxes                              258.3        239.8
Other Liabilities and Deferred Credits           1,027.2        993.8
Commitments and Contingencies
Owner's Equity                                   4,723.4      4,387.5
----------------------------------------------------------------------

Total Liabilities and Owner's Equity           $12,118.2    $11,687.3
======================================================================


DIRECTV HOLDINGS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
----------------------------------------------------------------------
Cash Flows From Operating Activities
Net Income                                           $325.2    $197.9
  Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation and amortization expense           303.1     182.2
      Share-based compensation expense                  9.8       9.7
      Equity in losses from unconsolidated
       affiliates                                       0.7         -
      Deferred income taxes and other                  42.5      40.6
      Change in other operating assets and
       liabilities
          Accounts receivable, net                    197.7     165.8
          Inventories                                 (32.7)    (26.0)
          Prepaid expenses and other                  (23.0)    (24.2)
          Other assets                                (14.8)     (4.5)
          Accounts payable and accrued liabilities 20.6 (249.8) Unearned subscriber revenue and deferred
           credits                                     36.5       2.1
          Other liabilities and deferred credits       25.7      (4.5)
----------------------------------------------------------------------
Net Cash Provided by Operating Activities             891.3     289.3
----------------------------------------------------------------------
Cash Flows From Investing Activities
Cash paid for property and equipment                 (169.0)    (97.8)
Cash paid for subscriber leased equipment -
 subscriber acquisitions                             (187.8)    (46.4)
Cash paid for subscriber leased equipment -
 upgrade and retention                               (218.6)    (40.4)
Cash paid for satellites                              (54.0)    (56.6)
Other                                                  (0.8)     (1.8)
----------------------------------------------------------------------
Net Cash Used in Investing Activities                (630.2)   (243.0)
----------------------------------------------------------------------
Cash Flows From Financing Activities
Repayment of long-term debt                            (2.5)        -
Repayment of other long-term obligations              (17.7)    (16.3)
Excess tax benefit from share-based compensation        4.3       1.7
----------------------------------------------------------------------
Net Cash Used in Financing Activities                 (15.9)    (14.6)
----------------------------------------------------------------------
Net increase in cash and cash equivalents             245.2      31.7
Cash and cash equivalents at beginning of the
 period                                             1,355.7   1,164.8
----------------------------------------------------------------------
Cash and cash equivalents at end of the period     $1,600.9  $1,196.5
======================================================================

Supplemental Cash Flow Information
Cash paid for interest                                $49.2     $58.0
Cash paid for income taxes                             52.9     119.4


Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

----------------------------------------------------------------------
                          The DIRECTV Group
----------------------------------------------------------------------
     Reconciliation of Operating Profit Before Depreciation and
                  Amortization to Operating Profit(a)
----------------------------------------------------------------------
                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                   2007       2006
                                                 ---------- ----------
                                                 (Dollars in Millions)
Operating Profit Before Depreciation and
 Amortization                                    $   929.8  $   604.9
Subtract: Depreciation and amortization expense      366.5      212.8
----------------------------------------------------------------------
Operating Profit                                 $   563.3  $   392.1
======================================================================

----------------------------------------------------------------------
(a) For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in The DIRECTV Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. This Form 10-Q is expected to be filed with the SEC in May 2007.
----------------------------------------------------------------------


                          The DIRECTV Group
----------------------------------------------------------------------
Reconciliation of Cash Flow Before Interest and Taxes(3) and Free Cash
         Flow(2) to Net Cash Provided by Operating Activities
----------------------------------------------------------------------
                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                      2007       2006
                                                 ---------- ----------
                                                 (Dollars in Millions)
Cash Flow Before Interest and Taxes              $   348.5  $   185.1
Adjustments:
          Cash paid for interest                     (54.7)     (60.9)
          Interest income                             36.7       47.2
          Income taxes paid                          (21.4)      (1.9)
----------------------------------------------------------------------
Subtotal - Free Cash Flow                            309.1      169.5
Add Cash Paid For:
          Property and equipment                     635.6      213.7
          Satellites                                  54.0       56.6
----------------------------------------------------------------------
Net Cash Provided by Operating Activities        $   998.7  $   439.8
======================================================================


                         DIRECTV Holdings LLC
----------------------------------------------------------------------
Reconciliation of Cash Flow Before Interest and Taxes(3) and Free Cash
         Flow(2) to Net Cash Provided by Operating Activities
----------------------------------------------------------------------
                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                   2007       2006
                                                 ---------- ----------
                                                 (Dollars in Millions)
Cash Flow Before Interest and Taxes              $   343.0  $   211.1
Adjustments:
          Cash paid for interest                     (49.2)     (58.0)
          Interest income                             21.0       14.4
          Income taxes paid                          (52.9)    (119.4)
----------------------------------------------------------------------
Subtotal - Free Cash Flow                            261.9       48.1
Add Cash Paid For:
          Property and equipment                     169.0       97.8
          Subscriber leased equipment -
           subscriber acquisitions                   187.8       46.4
          Subscriber leased equipment - upgrade
           and retention                             218.6       40.4
          Satellites                                  54.0       56.6
----------------------------------------------------------------------
Net Cash Provided by Operating Activities        $   891.3  $   289.3
======================================================================

----------------------------------------------------------------------
(2) and (3) - See footnotes above.


DIRECTV HOLDINGS LLC
Non-GAAP Financial Measure Reconciliation and Other Data
(Unaudited)

----------------------------------------------------------------------
                         DIRECTV Holdings LLC
----------------------------------------------------------------------
         Reconciliation of Pre-SAC Margin to Operating Profit
----------------------------------------------------------------------
                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                   2007       2006
                                                 ---------- ----------
                                                 (Dollars in Millions)
Operating Profit                                 $   565.6  $   362.4
Adjustments:
      Subscriber acquisition costs (expensed)        431.6      567.6
      Depreciation and amortization expense          303.1      182.2
      Cash paid for subscriber leased equipment
       - upgrade and retention                      (218.6)     (40.4)
                                                 ---------------------
Pre-SAC margin(a)                                $ 1,081.7  $ 1,071.8
                                                 =====================
Pre-SAC margin as a percentage of revenue(a)          30.6%      33.6%

----------------------------------------------------------------------
                           SAC Calculation
----------------------------------------------------------------------
                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                   2007       2006
                                                 ---------- ----------
                                                 (Dollars in Millions,
                                                  Except SAC Amounts)
Subscriber acquisition costs (expensed)          $   431.6  $   567.6
Cash paid for subscriber leased equipment -
 subscriber acquisitions                             187.8       46.4
                                                 ---------------------
Total acquisition costs                          $   619.4  $   614.0
                                                 =====================
Gross subscriber additions (000's)                     929        919
Average subscriber acquisition costs-per
 subscriber (SAC)                                $     667  $     668


----------------------------------------------------------------------
                              Other Data
----------------------------------------------------------------------
                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                   2007       2006
                                                 ---------- ----------
Average monthly revenue per subscriber (ARPU)    $   73.40  $   69.75
Average monthly churn %                               1.44%      1.45%
Total number of subscribers-platform (000's)        16,188     15,388
Capital expenditures (millions)                  $   617.4  $   219.9
----------------------------------------------------------------------

----------------------------------------------------------------------
(a) Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions "Subscriber acquisition costs" and "Depreciation and amortization expense" to "Operating Profit" from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of "Subscriber acquisition costs," management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.' operating performance to other communications, entertainment and media companies. The DIRECTV Group and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.' current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.



    CONTACT: The DIRECTV Group
             Media Contact: Darris Gringeri, 212-462-5136
             Investor Relations: 212-462-5200